                                                                   EXHIBIT 1.1

                                  600,000 Units

                    VISTA LASER CENTERS OF THE PACIFIC, INC.

             Each Unit Consisting of Two Shares of Common Stock and
                        One Common Stock Purchase Warrant



                             UNDERWRITING AGREEMENT


                              September ____, 1996


Dickinson & Co.
  As Representative (the "Representative") of the Several Underwriters Named in Schedule I

c/o  Dickinson & Co.
110 Wall Street
23rd Floor
New York, NY 10005

Dear Sirs:

         Vista Laser Centers of the Pacific, Inc., a Nevada corporation (the "Company"), proposes to sell an aggregate of 600,000 units (the "Firm Units") to the several underwriters named in Schedule I (the "Underwriters") on the terms and conditions set forth herein, each consisting of two shares of the Company's Common Stock, par value $.01 (the "Common Stock") and one five-year Class C Warrant (a "Warrant") to purchase one share of Common Stock at any time within five years (the "Units") after the Effective Date, as defined herein, on the terms set forth in the Registration Statement, as defined herein. The Company also agrees to sell to the Underwriters up to 90,000 Units for the purpose of covering over-allotments (the "Additional Units") if and as requested by the Underwriters pursuant to Section 2 hereof. The Firm Units and the Additional Units are collectively referred to herein as the "Securities."

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form SB-2 (File No. 333-___) (including the preliminary prospectus therein) relating to the Securities (the "Registration Statement"). As used in this Agreement, the term "Registration Statement" means the Registration Statement as amended when declared effective by the Commission, including financial statements, exhibits and the information, if any, deemed to be a part of the registration statement pursuant to Rule 430A under the Act, and the term "Prospectus" means the prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the Act; provided, however, that until such filing (if any) the term "Prospectus" shall mean the prospectus included in the Registration Statement; and provided further, that if no prospectus is filed on behalf of the Company pursuant to Rule 424(b) or if any other Prospectus is used to confirm sales of Securities prior to the Closing Date (as hereinafter defined), the term "Prospectus" shall mean any prospectus used to confirm sales of Securities prior to the Closing Date.

         2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Firm Units to the several Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price of $9.09 per Firm Unit (the " Unit Purchase Price") the number of Firm Units set forth opposite the name of such Underwriter in
Schedule I.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the several Underwriters, as determined by the Representative, and the Underwriters shall have the right to purchase, severally and not jointly, an aggregate of up to 90,000 Additional Units from the Company at the Unit Purchase Price. Additional Units may be purchased in the manner provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units.

         The Company will not, directly or indirectly, offer, sell, contract to offer or sell, make subject to any purchase option or otherwise dispose of any securities of the Company or any securities convertible into or exchangeable for Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 120 days after the commencement of the public offering of the Securities by the Underwriters without the prior written consent of the Representative. The Company further agrees to not grant any stock options, rights or warrants during this 120-day period. Notwithstanding the foregoing, during such period the Company may (i) grant stock options pursuant to the Company's existing stock options plans, (ii) issue Common Stock upon the exercise of any option or warrant or the conversion of any security outstanding on the date hereof and (iii) issue Common Stock upon the exercise of any Warrant issued pursuant to the Registration Statement.

         The Company has caused each of its directors, officers and holders of 2% or more of any of its outstanding classes of capital stock (the "Principal Stockholders") to agree to not directly or indirectly, offer, sell, contract to offer or sell, make subject to any purchase option or otherwise dispose of any securities of the Company or any securities convertible into or exchangeable for securities of the Company for a period of not less than twelve (12) months following the Effective Date (as defined herein) without the prior written consent of the Representative.

         3. Terms of Public Offering. The Company is advised by you and acknowledges that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the Effective Date of the Registration Statement and the determination of the public offering price as in your judgment is advisable and
(ii) initially to offer the Securities at the public offering price upon the terms set forth in the Prospectus.

         4. Delivery and Payment. The Firm Units will be delivered by or on behalf of the Company to you for the accounts of the several Underwriters to the Representative's agent in New York, New York, against payment of the purchase price therefor by bank wire or by check or checks, in United States dollars and in next day funds, payable to the order of the Company at the offices of Dickinson & Co., 110 Wall Street, 23rd Floor, New York, NY 10005, at 9:30 a.m. EST, ________________, 1996 (which date shall not be more than ten (10) business days after the Effective Date) or at such other place or time as you and the Company may determine, such time being herein referred to as the "Closing Date."

         It is understood that you, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.

         Delivery to the Underwriters of and payment for any Additional Units purchased by the Underwriters shall be made in the same place and manner as for delivery and payment of the Firm Units, at 9:30 a.m. EST, on such date or dates (individually an "Option Closing Date" and collectively the "Option Closing Dates"), which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor later than ten (10) business days after the giving of written notice from you to the Company of your determination to purchase specified amounts of Additional Units. Any such notice may be given at any time within thirty (30) days after the Effective Date.

         Certificates for the Firm Units and any Additional Units shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or any applicable Option Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 a.m., EST, on the business day next preceding the Closing Date or applicable Option Closing Date. Certificates in definitive form evidencing the Firm Units and Additional Units shall be delivered to you on the Closing Date or applicable Option Closing Date with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters.

         5. Agreements of the Company. The Company agrees with you as follows:

                  (a) To cause the Registration Statement to be declared effective by the Commission at the earliest possible date (the "Effective Date").

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective (if such Registration Statement has not become effective prior to the execution of this Agreement), if and when any Prospectus is mailed (or otherwise transmitted) for filing pursuant to Rule 424 under the Act, and
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when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purposes and (iv) of the happening of any event during the period referred to in Section 5(e) below that makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (c) The Company will furnish to you one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and will furnish to you or to each Underwriter designated by you such number of conformed copies of the registration statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (d) The Company will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment, supplement or change to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object.

                  (e) From time to time during such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, the Company will furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to it) as such Underwriter or dealer may reasonably request.

                  (f) If during the period specified in Section 5(e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters or in the judgment of the Company, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company forthwith will prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and will furnish to each Underwriter and to such dealers as you shall specify such number of copies thereof as such Underwriter or dealers may reasonably request.

                  (g) Prior to any public offering of the Securities, the Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably request, will continue such qualification in effect so long as reasonably required for distribution of the Securities and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action which would subject it to the service of process in suits, other than as to matters and transactions relating to the offer and sale of the Securities, in any jurisdiction where it is not now so subject.

                  (h) At or prior to the Effective Date, the Company will register the Securities with the Securities and Exchange Commission under the provisions of Section 12(g) of the Securities Exchange Act of 1934 and will maintain such registration in effect for a period of five (5) years from the Effective Date.

                  (i) The Company will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months after the Effective Date (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act as defined in Rule 158 thereunder, and will advise you in writing when such statement has been so made available.

                  (j) During the period of five (5) years after the Effective Date, the Company will deliver to the Representatives: (i) copies of such financial statements and annual, periodic, special or other reports filed or required to be filed with the Commission, at the time of filing with the Commission; (ii) copies of all other statements, documents or other information that the Company shall mail or otherwise make available to any class of its security holders; and (iii) from time to time such other information concerning the Company as you may reasonably request; provided, however, that the Company shall have no obligation to disclose material, nonpublic information.

                  (k) The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements, schedules and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(e), but not exceeding nine months after the Effective Date, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in Section 5(e), but not exceeding nine months after the Effective Date, (iii) the printing and delivery of this Agreement, the Preliminary and any Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification), (v) fees relating to filings and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering, (vi) the listing of the Securities on the Boston Stock Exchange ("BSE") and the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), (vii) furnishing such copies of the Registration Statement, any preliminary prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offer or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (viii) the fees, expenses, disbursements and costs of Company's counsel, accountants, transfer agent and other retained professionals, if any, (ix) the performance by the Company of its obligations under this Agreement, and (x) the costs of prospectus memorabilia and of placing any "tombstone" advertisement in such publications as the Company and the Representative shall determine. The provisions of this Section 5(k) are intended to relieve the Underwriters from the payment of the costs and expenses that the Company hereby agrees to pay and shall not affect any agreement that the Company may make, or may have made, for the sharing of any such costs and expenses.

                  (l) In addition to the expenses described in Section 5(k), the Company shall pay the Representative as a nonaccountable reimbursement for the expenses incurred by the Representative in connection with the offering (a) at the Closing on the Closing Date, three percent (3%) of the gross proceeds (based on the public offering price) of the Securities sold in the offering on such Closing Date, less the greater of (i) any amounts previously paid to the Representative as an accountable expense or (ii) $25,000, as a nonaccountable reimbursement for the expenses incurred by the Representative in connection with the offering, and (b) at the Closing on any Option Closing Date, three percent (3%) of the gross proceeds (based on the public offering price) of the Securities sold in the offering on such Option Closing Date less any amounts previously paid to the Representative as an accountable expense and not deducted from the nonaccountable reimbursement paid under subpart (a) above.

         If the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder is not fulfilled, the Company will reimburse the Representative for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Representative up to $75,000 (less amounts previously paid as a nonaccountable reimbursement pursuant to the immediately preceding paragraph) in connection with the investigation, preparation to market and marketing of the Securities or in contemplation of performing such obligations hereunder, except as otherwise agreed by the Company in writing, but the Company shall not be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

                  (m) The Company will do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date and to satisfy all conditions precedent to the delivery of the Securities.


                  (n) The Company will cause the Securities to be listed on the BSE and the NASDAQ.

                  (o) The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A under the Act.

                  (p) The Company will apply the net proceeds of the sale of the Securities sold by it in accordance with the statements under the caption "USE OF PROCEEDS" in the Prospectus. Prior to the application of such net proceeds, the Company will invest or reinvest such proceeds only in Eligible Investments. For the purposes of this Agreement, "Eligible Investments" shall mean the following investments so long as they have maturities of one year or less: (i) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United Stated pursuant to authority granted by Congress; (ii) obligations issued or guaranteed by any state or political subdivision thereof rated either Aa or higher, or MIG 1 or higher, by Moody's Investors Service, Inc. or AA or higher, or an equivalent, by Standard & Poor's Corporation, both of New York, New York, or their successors; (iii) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Services, Inc. or A-1 or higher or an equivalent by Standard & Poor's Corporation, both of New York, New York, or their successors; and (iv) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States, and which the Representative first approves in writing, which approval shall not be unreasonably withheld; provided, further, the Representative's consent to the deposit of proceeds initially with ______________, is hereby given and confirmed.

                  (q) The Company shall use its best efforts to cause its officers, directors and beneficial owners of ten percent (10%) or more of any of its registered securities to deliver a copy of any of the Commission Forms 3, 4 or 5 filed with the Commission to the Representative and the Company shall deliver copies of all such Forms received by it to the Representative promptly following receipt thereof. In addition, the Company agrees to promptly deliver to the Representative copies of any Commission Schedules 13D or 13G received by the Company, directly or indirectly, which relate to any of the Company's securities.

                  (r) The Company will maintain sufficient authorized but unissued shares of Common Stock to cover exercise of all Underwriters' Warrants, as defined herein. The Company will maintain sufficient authorized but unissued Common Stock to cover the exercise of all Underwriters' Underlying Securities, as defined herein.

                  (s) Prior to the Closing Date, the Company will cause to be released in full any and all liens encumbering the assets of the Company or any of its subsidiaries which have been pledged for the purpose of securing personal obligations of any shareholder, director or officer of the Company to any lender.

         6. Representations and Warranties of the Company. The term "Company" as used in this Section 6 shall include Vista Laser Centers of the Pacific, Inc. and any and all of its subsidiaries existing as of the Closing Date or any Option Closing Date. The Company represents and warrants to each Underwriter that:

                  (a) The Commission has not issued any order preventing or suspending the use of any preliminary Prospectus with respect to the Securities. The preliminary Prospectus dated September __, 1996, as amended, contained all statements required to be stated therein in accordance with the Act, conformed in all material respects with the requirements of the Act and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. At the time of effectiveness of the Registration Statement and at all times subsequent thereto up to the Closing Date or any Option Closing Date, the Registration Statement and the Prospectus and any amendments and supplements thereto have complied and will comply in all material respects with the provisions of the Act. The Registration Statement and the Prospectus and any supplements or amendments thereto do not, and at the Closing Date and any

Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties contained in this sentence shall not apply to statements or omissions in the Registration Statement or Prospectus (or any supplement or amendment to them) based upon information furnished to the Company by or on behalf of such Underwriter contained in the last paragraph on the cover page of the Prospectus, the first paragraph of text on the inside front cover of the Prospectus concerning stabilization and over-allotment by the Underwriters, and the section captioned "Underwriting," concerning the terms of the offering by the Underwriters. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  (b) The accountants who certified the consolidated financial statements included in the Registration Statement are independent certified public accountants within the meaning of the Act.

                  (c) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of its operations and changes in its financial position for the periods specified. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus.

                  (d) The Company (i) keeps and will continue to keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and (ii) maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries, nor any employee or agent of the Company or any of its subsidiaries, has made, directly or indirectly, any payment of funds of the Company or any subsidiary or received or retained funds in violation of any law, rule or regulation.

                  (e) Since the dates as of which information is given in the Registration Statement, except as otherwise stated or contemplated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business; (iii) neither the Company nor any of its subsidiaries has incurred any material obligation, contingent or otherwise; (iv) there has been no change in the capital stock or debt of the Company or any of its subsidiaries, and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (f) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority and holds all licenses necessary or required to carry on its business and to own or lease and operate its properties as described in the Registration Statement, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification. All of the outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company free of any restriction on transfer, lien, encumbrance, security interest or claim whatsoever. Except as set forth in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any share of stock or any other security of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Except as set forth on Schedule II hereto, there is no outstanding right, warrant or option to acquire, or instrument convertible into or exchangeable for, any capital stock or other equity interest in the Company or any of its subsidiaries.

                  (g) All the outstanding shares of all the Company's outstanding classes of capital stock are duly authorized and have been validly issued and are fully paid, nonassessable and free of pre-emptive rights. All outstanding shares of all classes of capital stock of the Company and all rights, warrants or options to acquire, and all instruments convertible or exchangeable for, shares of Common Stock of the Company have been issued in accordance with applicable Federal and state securities laws. The Securities to be sold by the Company are duly authorized and, when delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid, nonassessable and free of preemptive or similar rights.

                  (h) The authorized capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and the Prospectus. All outstanding Securities will be listed on the BSE and the NASDAQ, subject only to official notice of issuance. The certificates for the Securities are in valid and proper legal form. Except as set forth on Schedule III, no holder of securities of the Company has any right to require the Company to register shares of any class of capital stock or other securities.

                  (i) Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or bylaws or in default in the performance or observance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property of the

Company or any of its subsidiaries is bound.

                  (j) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, the compliance by the Company with all provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or a default under, the charter or by laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries is bound, or violate or conflict with any law, regulation or ruling or any order, judgment or decree applicable to the Company or any of its subsidiaries or to any property of the Company or any of its subsidiaries. No consent, approval, authorization or order of any court or any governmental agency or body is required for the consummation by the Company of the transactions contemplated hereby, except such as have been obtained or may be required under the Act or under state securities or Blue Sky Laws.

                  (k) Except as disclosed in the Prospectus, there is no material action, suit or proceeding pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, and no such action, suit or proceeding is threatened or, to the best of the Company's knowledge, contemplated. No labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent that might be expected to materially and adversely affect the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its principal suppliers or customers that might be expected to result in any material adverse change in the earnings, business affairs or business prospects of the Company and its subsidiaries.

                  (l) Except as otherwise set forth in the Registration Statement, the Company and each of its subsidiaries have good and marketable title, free and clear of all liens, claims and encumbrances, except liens for taxes not yet due and payable, to all property and assets that are described in the Registration Statement as being owned by the Company and its subsidiaries, subject only to such exceptions as in the aggregate are not material and do not adversely affect the earnings, business affairs or business prospects of the Company and its subsidiaries. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred thereunder, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases.

                  (m) Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, or has failed to obtain and maintain in full force and effect any license, permit, certificate or other governmental authorization necessary to the ownership of any property of the Company or any of its subsidiaries, or to the conduct of the business of the Company or any of its subsidiaries, except for any such violation or failure that would not have had a material adverse effect on the financial condition, earnings, business affairs or business prospects of the Company.

                  (n) There are no contracts or other documents that are required to be filed as exhibits to or described in the Registration Statement which have not been so filed or described. Each contract so described has been duly and validly executed and delivered and is in full force and effect in accordance with its terms.

                  (o) Except as set forth in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries has violated any environmental, safety or similar law applicable to its business, nor any federal, provincial, state or local U.S. or Canadian law relating to discrimination in the hiring, promotion or pay of employees, employment conditions, working hours, employee benefits, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for any such violation that would not have had a material adverse effect on the financial condition, earnings, business affairs or business prospects of the Company.

                  (p) To the knowledge of the Company and its directors and officers, the real property owned, leased or otherwise utilized by the Company and its subsidiaries in connection with the operation of their businesses, including without limitation any subsurface soils and ground water is free of contamination from any substance or material presently known to be toxic or hazardous, including without limitation any radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which based on present knowledge could now or at any time in the future cause a material detriment to or materially impair the beneficial use thereof by the Company or such subsidiary or constitute or cause a significant health, safety or other environmental hazard to occupants or users thereof; such real property does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon.

                  (q) The Company and each of its subsidiaries maintains reasonably adequate insurance for the conduct of their respective businesses and the value of their respective properties. All such insurance is issued and in force on the date hereof. The Company engaged or consulted with an appropriately qualified insurance and risk management professional who has evaluated the probability of occurrence and estimated severity of the casualty, liability, property damage and similar risks encountered in the business of the Company and its subsidiaries and advised the Company that it is adequately insured against material losses.

                  (r) The Company and each of its subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate their respective properties and to conduct their businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus. The Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus. Except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

                  (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (t) All tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

                  (u) Vista Laser Centers of the Pacific, Inc. is classified as a "C" corporation with the Internal Revenue Service. The Company and its subsidiaries are subject to direct taxation of their earnings (subject to group or consolidated tax reporting) and the shareholders thereof are not subject to taxation on the undistributed earnings of the Company or its subsidiaries.

                  (v) The Company's Board of Directors consists of those persons listed in the Prospectus. Except as disclosed in the Prospectus, none of such persons is employed by the Company nor is any of them affiliated with the Company, except for service on its Board of Directors.

                  (w) Except as provided for herein, no broker's or finder's fees or commissions are due and payable by the Company, and none will be paid by it.


                  (x) The Company is eligible to use Form SB-2 for the registration of the Securities.

                  (y) Neither the Company nor, to its knowledge after due and diligent inquiry, any person other than any Underwriter, has made any representation, promise or warranty, whether verbal or in writing, to anyone, whether an existing shareholder or not, that any of the Securities will be reserved for or directed to them during the proposed public offering.

                  (z) Except as set forth in the Prospectus, the Company has not established, contributed to or maintained any "employee benefit plan" as defined in the Employment Retirement Income Security Act or in the Internal Revenue Code of 1986, as amended.

                  (aa) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted the stabilization or manipulation of the price of the outstanding Preferred Stock or any other outstanding securities of the Company to facilitate the sale or resale of the Securities in the offering.

         7. Sale Restrictions and Lockup Agreements.

                  The Company agrees to not permit or cause any of the shares of any of its outstanding classes of capital stock (or securities which can be converted, exchanged or exercised for any such stock) owned by any Principal Stockholders to be offered, sold or disposed of, directly or indirectly, in any manner whatsoever (including pursuant to Rule 144 under the Act) for a period of not less than twelve (12) months following the Effective Date without obtaining the prior written approval of the Representative. The Company shall cause the Principal Stockholders to execute an agreement (the "Lockup Agreement") with the Underwriters regarding such restrictions in form and substance satisfactory to the Representative and its counsel.

         8. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities, judgments and expenses (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any preliminary prospectus or the Prospectus or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, judgments or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by or on behalf of such Underwriter contained in the last paragraph on the cover page of the Prospectus, the first paragraph of text on page 2 of the Prospectus, concerning stabilization and over-allotment by the Underwriters, and the section captioned "Underwriting," concerning the terms of the offering by the Underwriters.

                  (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative, and that all such fees and expense shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without their written consent, but if settled with the written consent of the Company, the Company agrees that each person so consenting shall indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel is contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than ten business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information furnished by or on behalf of such Underwriter contained in the last paragraph of the cover page of the Prospectus, the last paragraph of text on the inside front cover of the Prospectus concerning stabilization and over-allotment by the Underwriters, and the section captioned "Underwriting," concerning the terms of the offering by the Underwriters. In case any action shall be brought against the Company, any of its directors, any such officer, any such controlling person based on the Registration Statement, the Prospectus or any preliminary Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, and any such controlling person shall have the rights and duties given to such Underwriter by Section 8(b) hereof.

                  (d) If the indemnification provided for in this Section 8 is unavailable to the Underwriters or the Company, as the case may be, in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments and expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements of omissions that resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus and in the notes thereto. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective underwriting commitment of each Underwriter and not joint.

                  The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter.

         9. Conditions to Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date and any Option Closing Date with the same force and effect as if made on and as of the Closing Date and any Option Closing Date.

                  (b) The Registration Statement shall have become effective not later than 5:00 p.m. EST, on the date of this Agreement or at such later date and time as you may approve in writing and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending before or contemplated by the Commission, and any request for additional information on the part of the Commission shall have been fulfilled.

                  (c) Since the date of the latest balance sheet included in the Registration Statement and in the Prospectus: (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business; (ii) there shall not have been any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries from that set forth in the Registration Statement and the Prospectus; and (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than those reflected in the Registration Statement and the Prospectus.

                  (d) You shall have received on the Closing Date a certificate dated the Closing Date signed by the principal executive officer and the principal financial or accounting officer of the Company confirming the matters set forth in Section 9(c) and to the effect that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending before or, to the knowledge of such signers, contemplated by the commission; (ii) the Company has performed all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date; (iii) the representations and warranties of the Company herein contained are true and correct to the same extent as if made on and as of the Closing Date; (iv) there is no litigation or governmental proceeding pending or threatened against the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed; and (v) there is no failure by the Company or any of its subsidiaries to comply with any applicable Federal, state or other law or regulation relating to the conduct of the business of the Company and its subsidiaries that may have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, other than as set forth in the Registration Statement and the Prospectus.

                  (e) You shall have received on the Closing Date or on any Option Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date or Option Closing Date, as applicable, of Law Office of Michael K. Hair, counsel for the Company, to the effect that:

                           (i) the Company and each of its subsidiaries is a
                  corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Registration Statement and the Prospectus;

                           (ii) the Company and each of its subsidiaries is duly
                  qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure so to qualify would not have a material adverse effect on the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole;

                           (iii) (A) the Company has the corporate power and
                  authority to enter into and perform this Agreement and to issue, sell and deliver the Securities; and (B) this Agreement has been duly and validly authorized, executed and delivered by the Company;

                           (iv) (A) the authorized and issued capital stock of
                  the Company is correctly set forth in the Registration Statement and Prospectus under the caption "Capitalization," and (B) the Securities to be sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for hereunder, will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights;

                           (v) all of the issued and outstanding shares of
                  capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, to such counsel's knowledge, are owned (or will be owned on the Closing Date) by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity; there is no outstanding right, warrant or option to acquire, or instrument convertible into or exchangeable for, any shares of capital stock or other equity interest in any subsidiary;

                           (vi) the description of the Securities contained or
                  to be contained in the Company's Registration Statement on Form 8-A under the caption "Description of Registrant's Securities to be Registered," is true and correct in all material respects and fairly presents the information called for with respect to the Securities, and the statements in the Registration Statement and the Prospectus under the captions "The Company," "Risk Factors," "Proposed Business", "Federal Income Tax Considerations", and "Shares Eligible for Future Sale", insofar as such statements constitute a summary of the statutes, rules, regulations, documents or proceedings referred to therein, are true and correct in all material respects and fairly present the information called for by the Act with respect thereto;

                           (vii) the Registration Statement has become effective
                  under the Act, the Company has complied in a timely manner with the applicable provisions of Rule 424 and Rule 430A under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending before or, to the knowledge of such counsel, contemplated by the Commission;

                           (viii) such counsel does not know of any legal or
                  governmental proceeding
                  pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or Prospectus and is not so described;

                           (ix) such counsel does not know of any contract or
                  other document that is required to be described in the Registration Statement or Prospectus or is required to be filed as an exhibit to the Registration Statement that is not described or filed as required; the descriptions thereof or references thereto in the Registration Statement and Prospectus are accurate in all material respects; and to such counsel's knowledge, each such contract or other document is in full force and effect in accordance with its terms;

                           (x) neither the Company nor any of its subsidiaries
                  is in violation of its charter or bylaws, and neither the Company nor any of its subsidiaries, to the knowledge of such counsel, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material indenture or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries is bound;

                           (xi) the Company and each of its subsidiaries has
                  such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; to the best of such counsel's knowledge, after due inquiry, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries;

                           (xii) the execution, delivery and performance of this
                  Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries is bound, or (assuming compliance with all applicable state securities and Blue Sky laws) violate or conflict with any laws, administrative regulations or rulings or orders, judgments or decrees applicable to the Company or any of its subsidiaries or to any property of the Company or any of its subsidiaries;

                           (xiii) except for the order of the Commission (which
                  has been obtained) declaring the Registration Statement effective and except for permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, no consent, approval, authorization or other order of any court or regulatory body, administrative agency or other governmental body is required for the consummation of the transactions contemplated by this Agreement; and no consents or waivers from the holders of the Company's capital stock or debt securities are required in connection with the consummation of the transactions contemplated hereby;

                           (xiv) to such counsel's knowledge, after due inquiry,
                  neither the Company nor any of its subsidiaries has violated any environmental, safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

                           (xv) to such counsel's knowledge, after due inquiry,
                  all material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

                           (xvi) the Company is not an "investment company" or a
                  company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (xvii) except as set forth on Schedule III, to such
                  counsel's knowledge, after due inquiry, no holder of any security of the Company has any right to require registration of any outstanding class of capital stock or any other security of the Company;

                           (xviii) each document, if any, filed pursuant to the
                  Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

                           (xix) the Company is classified as a "C" corporation
                  with the Internal Revenue Service. The Securities constitute an equity interest in the Company, and not indebtedness of the Company, for federal income tax purposes under Section 385 of the Internal Revenue Code of 1986, as amended.

                           (xx) The certificates evidencing the Securities to be
                  delivered hereunder are
                  in due and proper form under Nevada law and the Securities conform in all material respects to the description thereof contained in the Prospectus.

                           (xxi) the Underwriters' Warrants, as hereafter
                  defined, have been duly authorized, executed, delivered, and validly issued by the Company; the Underwriters' Underlying Securities, as hereafter defined, to be issued on exercise of the Underwriters' Warrants, and Common Stock to be issued on the exercise of the Underwriters' Underlying Securities, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights; the holders thereof will not be subject to personal liability by reason of being such holders; no governmental or regulatory approvals are required in connection with the execution and delivery of the Underwriters' Warrants, the issuance of the Underwriters' Underlying Securities upon exercise thereof and issuance of Common Stock on the exercise of Underwriters' Underlying Securities (other than such approval as may be required by the NASD); and the execution, delivery, and exercise of the Underwriters' Warrants and conversion of Underwriters' Underlying Securities will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Incorporation or bylaws of the Company or any agreement, indenture, other instrument, order, or decree to which the Company is a party or by which it is bound, or any law or regulation applicable to the Company;

                           (xxii) no transfer or other taxes are required to be
                  paid under Nevada law in connection with the sale and delivery of the Securities and Underwriters' Warrants to the Underwriters hereunder.

                           (xxiii) the Company has sufficient authorized but
                  unissued shares of Common Stock to cover exercise of any and all Underwriters' Warrants; the Company has sufficient authorized but unissued shares of Common Stock to cover the exercise of any and all Underwriters' Underlying Securities.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel for the Underwriters, representatives of the independent public accountants for the Company and you at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement or the Prospectus contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no comment with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or Prospectus).

         In giving such opinion such counsel may rely as to matters of fact, to the extent proper, on certificates of responsible officers of the Company. To the extent such opinion involves matters governed by the laws of jurisdictions other than the United States, such counsel may rely on the opinions of local counsel satisfactory to the Underwriters. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities hereunder as you reasonably may request.

                  (f) You shall have received from Titus, Brueckner & Berry, P.C., counsel for the Representative, such opinion or opinions, dated as of the Closing Date, with respect to the incorporation of the Company, the validity of the Firm Units being sold on such Closing Date, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters. In rendering its opinion, such counsel shall be entitled to rely upon the opinion of the Company's counsel delivered pursuant to Section 9(e) above and upon certificates of the Company's officers executed in support thereof.

                  (g) At the time of execution of this Agreement and on each Closing Date or Option Closing Date, you shall have received a letter, addressed to you, from KPMG Peat Marwick LLP, independent accountants, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Registration Statement and Prospectus, as of a date not more than five days prior to the date of such letter) the conclusions and findings of such firm with respect to the financial information contained in the Registration Statement and prospectus, and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

                  (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  (i) The Securities shall have been approved for listing upon notice of issuance by the BSE and the NASDAQ. The several obligations of the Underwriters to purchase any Additional Units hereunder are subject to satisfaction on and as of any Option Closing Date of the conditions set forth in
Section 9 (a) through (i) above, except that the opinion called for in Section 9
(e) and the letter referred to in Section 9 (g) shall be revised to reflect the sale of the Additional Units.

         10. Post-Effective Agreements and Covenants of the Company. The Company agrees and covenants to act or cause others to act as described below following the Effective Date:

                  (a) For a period of five (5) years from the Effective Date, the Company shall cause the appointment of a non-voting advisor, designated by the Representative, to its Board of Directors. Such designee shall attend meetings of the Board and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation.

                  To the extent permitted by law, the Company agrees to indemnify the Underwriters and their designee against any and all claims arising out of the designee's service as a non-voting advisor to the Board of Directors. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it shall use its best efforts to include each of the Underwriters and their designee as insureds under such policy.

                  If the Representative does not exercise its option to designate an advisor to the Company's Board of Directors, the Representative shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Representative notice of each such meeting and to provide the Representative with an agenda and minutes of the meeting no later than the time it gives such notice and provides such items to the directors.

                  (b) The Company shall retain American Stock Transfer & Trust Company, as transfer agent, unless otherwise agreed to by Representative, for the Securities for a period of five (5) years following the Effective Date. In addition, for a period of five (5) years following the Effective Date, at the request of the Representative, the Company shall cause such transfer agent to provide the Representative on a monthly basis with copies of the Company's stock transfer sheets and, when requested by the Representative, a current list of the Company's securities holders, including a list of the beneficial owners of securities held by a depository trust company, and other nominees.

                  (c) For a period of five (5) years from the Effective Date, the Company shall provide to the Representative on a timely basis quarterly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheets, profit and loss statements, and cash flow statements) as is regularly prepared by management of the Company.

                  (d) For a period of five (5) years from the Effective Date, the Company shall continue to retain the accountants retained in accordance with
Section 9(g) hereof (or another nationally recognized accounting firm reasonably acceptable to the Representative).

                  (e) For a period of five (5) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the filing of quarterly financial information to stockholders.

                  (f) For a period of five (5) years from the Effective Date, the Company shall provide the Representative, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Representative more frequently than annually if prepared more frequently by management. Revised forecasts shall be prepared and provided to the Representative when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

                  (g) The Company shall use its best efforts to cause the Securities to be designated for quotation on the BSE and the NASDAQ and maintain such listing for as long as the Securities are qualified for inclusion in the BSE and the NASDAQ.

                  (h) Until such time as the Securities or the Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ-NMS, the Company shall cause its legal counsel to provide the Representative with a list, to be updated at least annually, of those states in which non-issuer transactions in the Securities or Common Stock are exempt from registration under the Blue Sky laws of the several states.

                  (i) The Company will use the proceeds of the offering only as set forth in the Registration Statement.

         11. Underwriters' Warrants.

                  (a) In order to induce the Underwriters to enter into this Agreement, the Company, for consideration of $0.001 per warrant, shall execute and deliver to the Representative 60,000 five-year warrants (the "Underwriters' Warrants") to purchase 60,000 Units at an exercise price per Underwriters' Warrant equal to 120% of the public offering price of the Firm Units. Execution and delivery of the Underwriters' Warrants shall be made to the Representative at the Closing on the Closing Date. The Underwriters' Warrants shall be registered in the name of any underwriter or any officer thereof or any member of the selling group as specified by the Representative in writing to the Company at least two days before the Closing Date. The cost of original issue tax stamps, if any, in connection with the execution and delivery of the Underwriters' Warrants shall be borne by the Company.

                  (b) The term "Underwriters' Underlying Securities" shall include all Common Stock and Common Stock purchase warrants to be issued upon the exercise of Underwriters' Warrants. The Underwriters' Warrants shall not be redeemable by the Company and shall provide for adjustments in the number of shares of Underwriters' Underlying Securities into which such warrants may be exercised and to the exercise price thereof in order to prevent dilution in the event of subsequent splits, consolidations, mergers or other actions affecting the Common Stock. The Company shall reserve and at all times have available a sufficient number of shares of its Common Stock to be issued upon the exercise of the Underwriters' Warrants or upon the exercise of the Underwriters' Underlying Securities. The Company shall not call for redemption or redeem any of the Underwriters' Underlying Securities prior to commencement of the Warrant Exercise Term, as defined herein, and then only upon such terms and provisions for notice as are applicable to redemption of the Securities sold in the offering.

                  (c) The Company and the Representative agree that the Representative may designate that the Underwriters' Warrants be issued in varying amounts directly to itself, other underwriters, their respective officers or to members of the selling group. However, such designation will only be made by the Representative if it determines and substantiates to the Company that such issuance will not violate the applicable rules of the NASD. The Representative and the Company agree that any transfers of the Underwriters' Warrants will only be made if they do not violate the registration provisions of the Act.

                  (d) The Underwriters' Warrants may not be exercised or transferred (except as set forth in section (c) above) during the 12-month period following the Effective Date. Thereafter, until the fifth anniversary of the Effective Date (the "Warrant Exercise Term"), the Underwriters' Warrants shall be exercisable at the exercise price set forth in Section 11(a) in accordance with the terms of the Underwriters' Warrants. If any of the Underwriters' Warrants are not exercised by 5:00 p.m. EST on the fifth anniversary of the Effective Date, all such Underwriters' Warrants remaining unexercised shall expire.

                  (e) At any time during the Warrant Exercise Term, the Representative or the holders of a majority of the Underwriters' Warrants, acting together, shall have the right to demand on one occasion that the Company (and the Company shall) prepare and file one Post- Effective Amendment to the Registration Statement or prepare and file a new registration statement, if then required under the Act, registering or qualifying for distribution to the public the Underwriters' Warrants, Underwriters' Underlying Securities and Common Stock issued or issuable upon exercise thereof. The Company shall bear all expenses incurred in preparation and filing of any Post-Effective Amendment to the Registration Statement or new registration statement to be filed pursuant to this Section 11(e) including, without limitation, attorneys' fees, accounting and auditing fees, and printing and mailing expenses. The Company shall cause any such filing to remain effective for not less than ninety (90) days.

                  (f) If at any time before the seventh anniversary of the Effective Date, the Company shall prepare and file one or more Post-Effective Amendments to the Registration Statement (which for purposes of this Section 11 shall include filings on Form 1-A under the 1934 Act) or any new registration statement under the Act, in connection with any actual or planned distribution of equity or debt securities of the Company (including "shelf registrations" pursuant to Rule 415 of the Act), or in connection with actual or planned distributions of equity or debt securities previously issued by the Company to be sold by holders thereof, the Company shall include or cause to be included therein for registration or qualification for distribution the Underwriters' Warrants, all issued and unissued Underwriters' Underlying Securities and all Common Stock issued or issuable upon exercise thereof.

                  (g) Not less than thirty (30) days prior to the earlier of the proposed or actual filing date of any Post-Effective Amendment to the Registration Statement or any new registration statement as to which holders of Underwriters' Warrants, Underwriters' Underlying Securities or Common Stock issued upon conversion thereof have piggyback registration rights pursuant to
Section 11(f), the Company shall give written notice of such filing to each holder thereof. The Company's obligation to provide such written notice shall continue until the later of (i) registration of all Underwriters' Warrants, Underwriters' Underlying Securities and Common Stock issued or issuable upon exercise thereof, or (ii) the seventh anniversary of the Effective Date. Within not more than twenty (20) days following receipt of any such notice from the Company, holders of

Underwriters' Warrants and Underwriters' Underlying Securities shall give written notice to the Company of the quantity and description of securities that such holder wishes to be registered or qualified for distribution under the proposed Post-Effective Amendment to the Registration Statement or new registration statement. The Company shall bear all expenses and fees incurred in connection with the preparation and filing of any Post-Effective Amendment to the Registration Statement or any new registration statement. The Company shall cause any such filing to remain effective for not less than ninety (90) days.

         12. Effective Date of Agreement and Termination. If the Registration Statement has not been declared effective prior to the date of this Agreement, this Agreement shall become effective at such time, after notification of the effectiveness of the Registration Statement has been released by the Commission, as you and the Company shall agree upon the public offering price and the Unit Purchase Price. If the public offering price and the Unit Purchase Price shall not have been determined prior to 6:00 P.M. New York time, on the seventh full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability on the part of the Underwriters or the Company, except as set forth herein. If the Registration Statement has been declared effective prior to the date of this Agreement, this Agreement shall become effective upon execution and delivery by you and the Company.

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred or in your opinion is likely to occur:

                  (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in or affecting particularly the condition, financial or otherwise, of the Company or any of its subsidiaries, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, as would, in your judgment, make the offering or delivery of the Securities impracticable;

                  (b) any outbreak of hostilities or other national or international calamity or crisis, if the effect of such outbreak, calamity or crisis on the financial markets of the United States or elsewhere would, in your judgment, make the offering or delivery of the Securities impracticable;

                  (c) suspension of trading in securities on any United States stock exchange or system or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or system;

                  (d) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its subsidiaries;

                  (e) declaration of a banking moratorium by either federal, provincial, state or local U.S. or Canadian authorities; or

                  (f) the taking of any action by any federal, provincial, state or local U.S. or Canadian government or agency in respect of its monetary or fiscal affairs that in your opinion has a material adverse effect on the financial or securities markets in the United States or upon the Company's ability to utilize the offering proceeds in the manner described in the Registration Statement.

         If on the Closing Date or on any Option Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Firm Units or Additional Units which it or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Units or Additional Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Units to be purchased on such date, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Units set forth opposite its name in
Schedule I bears to the total Firm Units that all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Units or Additional Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Units or Additional Units which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Firm Units or Additional Units, as the case may be, without the written consent of such Underwriter.

         If on the Closing Date or on any Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units or Additional Units and the aggregate number Firm Units or Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to you and the Company for purchase of such Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or any Option Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this section shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, c/o Law Office of Michael K. Hair, 7407 E. Ironwood Ct., Scottsdale, AZ 85258, Attention:
Michael K. Hair, and (b) if to any Underwriter or to you, c/o Dickinson & Co. at 110 Wall Street, 23rd Floor, New York, NY 10005, Attention: T. Marshall Swartwood or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, agreements, covenants, warranties and other statements of the Company, its officers and directors, and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, its officers or directors, any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the conditions to this Agreement have not been fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees and expenses of counsel) reasonably incurred by them in connection with this Agreement and the transactions contemplated hereby.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other persons shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                Very truly yours,

                                VISTA LASER CENTERS OF  THE PACIFIC,INC.


                                By:__________________________________________
                                   David P. Bates III, President



Confirmed in New York, New York
on the date first above written,
on behalf of themselves and the
other several Underwriters named
in Schedule I.

DICKINSON & CO.



By:___________________________________
   T. Marshall Swartwood

                                   SCHEDULE I

                                                                        Firm  Units
Underwriters                                                            To Be Purchased
                                                                        ---------------
Dickinson & Co ................................................



Total .........................................................              600,000

                                   SCHEDULE II

               Rights, Warrants and Options to Acquire Securities


         1.

         2.





                             Convertible Instruments


         A.

         B.

                                  SCHEDULE III

                               Registration Rights